Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Cal Evans
Media Relations	Investor Relations
(706) 644-0528	(706) 641-6500
Synovus Announces Earnings for the Second Quarter 2022
Diluted Earnings per Share of $1.16 vs. $1.19 in 2Q21
Adjusted Diluted Earnings per Share of $1.17 vs. $1.20 in 2Q21

COLUMBUS, Ga., July 21, 2022 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2022. "We are pleased with our second quarter results and financial metrics, which reflect the efforts of our team to expand client relationships and attract new business," said Synovus President and CEO Kevin Blair. "Revenues of $523 million, up 7 percent year-over-year, were driven by our fourth consecutive quarter of annualized double-digit loan growth, excluding PPP, and 22 basis points of margin expansion during the quarter. Our ongoing focus on growing core operating deposit relationships led to another quarter of account growth, as well as non-interest bearing deposit growth of $254 million. We also acknowledge the strength of our client base, with credit metrics at historically low levels and average operating liquidity up more than 40 percent on average compared to pre-pandemic levels. Despite the increasing uncertainty presented by economic risks, we have continued to prudently invest in our core businesses as well as new business initiatives, which will serve as ongoing sources of growth. I am confident in our ability to guide both our company and clients through the present environment while building an even stronger bank for the future."

Second Quarter 2022 Highlights
•Net income available to common shareholders of $169.8 million, or $1.16 per diluted share, up $0.05 sequentially and down $0.03 compared to prior year.
◦Adjusted diluted EPS of $1.17, up $0.09 sequentially and down $0.03 compared to prior year. Year-over-year decline was primarily due to prior year benefit from reversal of provision for credit losses.
•Total revenue of $522.7 million increased $33.7 million, or 7%, compared to prior year.
◦Total revenue, excluding Paycheck Protection program (PPP) fees, of $519.0 million increased $50.4 million, or 11%, compared to prior year.
•Period-end loans increased $1.04 billion sequentially, and $1.15 billion, or 12% annualized, excluding PPP loans.
•Credit quality metrics remain at historically low levels with sequential improvement in the NPA, NPL, and criticized/classified loans ratios.

Second Quarter Summary

	Reported			Adjusted
(dollars in thousands)	2Q22	1Q22	2Q21	2Q22	1Q22	2Q21
Net income available to common shareholders	$169,761	$162,746	$177,909	$171,018	$158,368	$178,969
Diluted earnings per share	1.16	1.11	1.19	1.17	1.08	1.20
Total revenue	522,654	497,582	488,947	N/A	N/A	N/A
Total loans	41,204,780	40,169,150	38,236,018	N/A	N/A	N/A
Total deposits	49,034,700	48,656,244	47,171,962	N/A	N/A	N/A
Return on avg assets	1.26%	1.22%	1.36%	1.27%	1.19%	1.37%
Return on avg common equity	16.48	14.20	15.40	16.60	13.82	15.50
Return on avg tangible common equity	18.84	16.02	17.41	18.98	15.59	17.52
Net interest margin	3.22	3.00	3.02	N/A	N/A	N/A
Efficiency ratio-TE(1)	53.87	54.66	55.24	53.43	55.50	54.41
NCO ratio-QTD	0.16	0.19	0.28	N/A	N/A	N/A
NPA ratio	0.33	0.40	0.46	N/A	N/A	N/A
(1) Taxable equivalent

Balance Sheet

Loans*

(dollars in millions)	2Q22	1Q22	Linked Quarter Change	Linked Quarter % Change	2Q21	Year/Year Change	Year/Year % Change
Commercial & industrial	$20,778.3	$20,352.3	$426.0	2%	$19,239.4	$1,538.9	8%
Commercial real estate	11,503.4	11,145.3	358.1	3	10,361.1	1,142.4	11
Consumer	8,923.0	8,671.5	251.5	3	8,635.5	287.5	3
Total loans	$41,204.8	$40,169.2	$1,035.6	3%	$38,236.0	$2,968.8	8%

*Amounts may not total due to rounding

•Total loans ended the quarter at $41.20 billion, up $1.04 billion sequentially, and $1.15 billion, or 12% annualized, excluding PPP loans.
•Commercial and industrial (C&I) loans increased $426.0 million sequentially, led by broad based growth within our Wholesale Banking segment, partially offset by declines in PPP loan balances of $116.2 million.
•CRE loans increased $358.1 million sequentially, led by multi-family loans in addition to our Specialty Healthcare group.
•Consumer loans increased $251.5 million sequentially across multiple products including home equity and mortgage.

Deposits*

(dollars in millions)	2Q22	1Q22	Linked Quarter Change	Linked Quarter % Change	2Q21	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$15,781.1	$15,526.7	$254.4	2%	$14,342.6	$1,438.5	10%
Interest-bearing DDA	6,327.1	6,685.4	(358.3)	(5)	5,839.8	487.2	8
Money market	13,793.0	14,596.9	(803.9)	(6)	13,983.1	(190.1)	(1)
Savings	1,498.7	1,476.7	22.0	1	1,341.5	157.3	12
Public funds	5,863.9	6,048.7	(184.8)	(3)	5,804.9	59.0	1
Time deposits	2,147.8	2,284.2	(136.4)	(6)	2,891.1	(743.3)	(26)
Brokered deposits	3,623.1	2,037.7	1,585.4	78	2,969.0	654.2	22
Total deposits	$49,034.7	$48,656.2	$378.5	1%	$47,172.0	$1,862.7	4%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $49.03 billion, up $378.5 million sequentially, impacted by seasonal effects and rate-driven outflows of $803.9 million and $358.3 million, respectively, in money-market and interest-bearing demand deposit accounts and offset by the use of brokered deposits as a cost-effective balance sheet and liquidity management tool.
◦Total non-interest-bearing deposits are now 35% of core deposits (total deposits excluding brokered deposits).
•Total deposit costs increased 4 bps sequentially to 0.15% and were impacted by the rising rate environment.

Income Statement Summary**

(in thousands, except per share data)	2Q22	1Q22	Linked Quarter Change	Linked Quarter % Change	2Q21	Year/Year Change	Year/Year % Change
Net interest income	$425,388	$392,248	$33,140	8%	$381,860	$43,528	11%
Non-interest revenue	97,266	105,334	(8,068)	(8)	107,087	(9,821)	(9)
Non-interest expense	282,051	272,450	9,601	4	270,531	11,520	4
Provision for (reversal of) credit losses	12,688	11,400	1,288	11	(24,598)	37,286	nm
Income before taxes	$227,915	$213,732	$14,183	7%	$243,014	$(15,099)	(6)%
Income tax expense	49,863	42,695	7,168	17	56,814	(6,951)	(12)
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$169,761	$162,746	$7,015	4%	$177,909	$(8,148)	(5)%
Weighted average common shares outstanding, diluted	146,315	146,665	(350)	—%	149,747	(3,432)	(2)%
Diluted earnings per share	$1.16	$1.11	$0.05	5	$1.19	$(0.03)	(3)
Adjusted diluted earnings per share	1.17	1.08	0.09	8	1.20	(0.03)	(3)

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $425.4 million was up $33.1 million sequentially and increased $43.5 million, or 11%, compared to prior year, driven by strong loan growth and higher rates.
◦PPP fees of $3.7 million, down $3.2 million sequentially and down $16.7 million year-over-year.
◦Net interest margin was 3.22%, up 22 bps sequentially, aided by higher interest rates, lower cash balances, and slower deposit repricing.
•Non-interest revenue decreased $8.1 million, or 8%, sequentially and decreased $9.8 million, or 9%, compared to prior year.
◦Quarter-over-quarter and year-over-year declines were primarily related to a $7 million write-down on a minority fintech investment and a challenging mortgage banking environment, partially offset by increases in wealth revenue, capital markets, and card fee income categories.
•Non-interest expense increased $9.6 million, or 4%, sequentially and increased $11.5 million, or 4%, compared to prior year. Adjusted non-interest expense increased $4.1 million, or 1%, sequentially and increased $15.4 million, or 6%, compared to prior year.
◦Year-over-year increase was primarily due to incentives and costs associated with elevated performance, merit increases, new business initiatives, and infrastructure investments.
•Credit quality ratios remain near historical lows. Both the non-performing loan and asset ratios improved to 0.26% and 0.33%, respectively; the net charge-off ratio for the quarter was 0.16%, and total past dues were 0.14% of total loans outstanding.
•Provision for credit losses of $12.7 million increased $1.3 million sequentially; allowance for credit losses coverage ratio (to loans) of 1.11% declined 4 bps sequentially. Drivers of the decline included our strong credit performance, including reduction of NPLs, and quality and mix of new originations, offset by an uncertain and generally negative economic outlook.
•The effective tax rate was 21.88% for the quarter.

Capital Ratios

	2Q22		1Q22	2Q21
Common equity Tier 1 capital (CET1) ratio	9.46%	*	9.49%	9.75%
Tier 1 capital ratio	10.56	*	10.63	11.00
Total risk-based capital ratio	12.43	*	12.56	13.25
Tier 1 leverage ratio	9.03	*	8.87	8.72
Tangible common equity ratio	6.26		6.80	7.73
* Ratios are preliminary.

Capital

•Preliminary CET1 ratio declined 3 bps during the quarter to 9.46%, and the preliminary total risk-based capital ratio of 12.43% declined 13 bps from the previous quarter as capital generated through earnings helped offset the impact of loan growth.

Second Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 21, 2022. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $57 billion in assets. Synovus provides commercial and retail banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, and international banking through 261 branches in Georgia,

Alabama, South Carolina, Florida, and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest expense; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest expense; efficiency ratio-TE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q22	1Q22	2Q21

Adjusted non-interest expense
Total non-interest expense	$282,051	$272,450	$270,531
Subtract: Earnout liability adjustments	—	—	(750)
Subtract/add: Restructuring charges	1,850	6,424	(415)
Subtract: Valuation adjustment to Visa derivative	(3,500)	—	—
Subtract: Loss on early extinguishment of debt, net	—	(677)	—
Subtract/add: Fair value adjustment on non-qualified deferred compensation	3,240	1,295	(1,126)
Adjusted non-interest expense	$283,641	$279,492	$268,240

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q22	1Q22	2Q21
Adjusted tangible efficiency ratio
Adjusted non-interest expense	$283,641	$279,492	$268,240
Subtract: Amortization of intangibles	(2,118)	(2,118)	(2,379)
Adjusted tangible non-interest expense	$281,523	$277,374	$265,861

Net interest income	$425,388	$392,248	$381,860
Add: Tax equivalent adjustment	960	865	791
Add: Total non-interest revenue	97,266	105,334	107,087
Total TE revenue	523,614	498,447	489,738
Subtract/add: Fair value adjustment on non-qualified deferred compensation	3,240	1,295	(1,126)
Total adjusted revenue	$526,854	$499,742	$488,612
Efficiency ratio-TE	53.87%	54.66%	55.24%
Adjusted tangible efficiency ratio	53.43	55.50	54.41

Adjusted return on average assets
Net income	$178,052	$171,037	$186,200
Add: Earnout liability adjustments	—	—	750
Add/subtract: Restructuring charges	(1,850)	(6,424)	415
Add: Valuation adjustment to Visa derivative	3,500	—	—
Add: Loss on early extinguishment of debt, net	—	677	—
Add/subtract: Tax effect of adjustments (1)	(393)	1,369	(105)
Adjusted net income	$179,309	$166,659	$187,260
Net income annualized	$714,165	$693,650	$746,846
Adjusted net income annualized	$719,206	$675,895	$751,098
Total average assets	$56,536,940	$56,855,898	$55,017,771
Return on average assets	1.26%	1.22%	1.36%
Adjusted return on average assets	1.27	1.19	1.37

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$169,761	$162,746	$177,909
Add: Earnout liability adjustments	—	—	750
Add/subtract: Restructuring charges	(1,850)	(6,424)	415
Add: Valuation adjustment to Visa derivative	3,500	—	—
Add: Loss on early extinguishment of debt, net	—	677	—
Add/subtract: Tax effect of adjustments (1)	(393)	1,369	(105)
Adjusted net income available to common shareholders	$171,018	$158,368	$178,969
Weighted average common shares outstanding, diluted	146,315	146,665	149,747
Diluted earnings per share	$1.16	$1.11	$1.19
Adjusted diluted earnings per share	1.17	1.08	1.20

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q22	1Q22	2Q21
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$169,761	$162,746	$177,909
Add: Earnout liability adjustments	—	—	750
Add/subtract: Restructuring charges	(1,850)	(6,424)	415
Add: Valuation adjustment to Visa derivative	3,500	—	—
Add: Loss on early extinguishment of debt, net	—	677	—
Add/subtract: Tax effect of adjustments (1)	(393)	1,369	(105)
Adjusted net income available to common shareholders	$171,018	$158,368	$178,969

Adjusted net income available to common shareholders annualized	$685,951	$642,270	$717,843
Add: Amortization of intangibles, annualized net of tax	6,471	6,543	7,128
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$692,422	$648,813	$724,971

Net income available to common shareholders annualized	$680,910	$660,025	$713,591
Add: Amortization of intangibles, annualized net of tax	6,471	6,543	7,128
Net income available to common shareholders excluding amortization of intangibles annualized	$687,381	$666,568	$720,719

Total average shareholders' equity less preferred stock	$4,132,536	$4,647,426	$4,632,568
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(32,387)	(34,576)	(41,399)
Total average tangible shareholders' equity less preferred stock	$3,647,759	$4,160,460	$4,138,779
Return on average common equity	16.48%	14.20%	15.40%
Adjusted return on average common equity	16.60	13.82	15.50
Return on average tangible common equity	18.84	16.02	17.41
Adjusted return on average tangible common equity	18.98	15.59	17.52

(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021

Tangible common equity ratio
Total assets	$57,382,745	$56,419,549	$57,317,226	$54,938,659
Subtract: Goodwill	(452,390)	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(31,360)	(33,478)	(35,596)	(40,354)
Tangible assets	$56,898,995	$55,933,681	$56,829,240	$54,445,915

Total shareholders’ equity	$4,584,438	$4,824,635	$5,296,800	$5,237,714
Subtract: Goodwill	(452,390)	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(31,360)	(33,478)	(35,596)	(40,354)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,563,543	$3,801,622	$4,271,669	$4,207,825
Total shareholders’ equity to total assets ratio	7.99%	8.55%	9.24%	9.53%
Tangible common equity ratio	6.26	6.80	7.52	7.73

(1) An assumed marginal tax rate of 23.8% for 2022 and 25.3% for 2021 was applied.